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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 33-62963, 33-64295,
333-14673, 333-57509, 333-57515, 333-57517 and 333-57519), on Forms S-3 (Nos.
33-13211, 33-14071, 33-55425, 33-64245, 333-22355, 333-44523, 333-45555,
333-49455 and 333-68847) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01) of our report dated February 1, 1999 appearing in the 1998 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 4, 1999


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